                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                            ________________
                                FORM S-8

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                            ________________

                             AIRBOMB.COM INC.
         (Exact Name of Registrant as Specified in Its Chapter)

        Delaware                                   51-0401121
        --------                                   ----------
(State of Incorporation)               (I.R.S. Employer Identification No.)

Suite 505 - 1155 Robson Street, Vancouver, British Columbia, Canada V6E 1B5;
----------------------------------------------------------------------------
                        Telephone: (604) 689-1659
                        -------------------------
        (Address and Telephone Number of Principal Executive Offices)

              VARIOUS INCENTIVE STOCK OPTION AGREEMENTS(1)
                        (Full Title of the Plan)

             Agents and Corporations, Inc. 1201 Orange St.,
                 Ste. 600, Wilmington, Delaware 19801;
                      Telephone : (800) 759-2248;
     (Name, Address and Telephone Number of Agent for Service)
                            ________________

                    CALCULATION OF REGISTRATION FEE

==================================================================
                             Proposed    Proposed
Title of        Amount       Maximum     Maximum
Securities      to be        Offering    Aggregate   Amount of
to be           Registered   Price Per   Offering    Registration
Registered      (2), (3)     Share (4)   Price (5)   Fee
------------------------------------------------------------------
Common Stock
$0.001 par      606,500      $0.31       $188,015    $47.00
value           Shares
==================================================================
(1) This registration statement covers the common stock issuable upon the exercise of options issued under 6 separate Incentive Stock Option Agreements to employees of the registrant in the form attached to this registration statement as exhibit 4.1.

(2) This registration statement shall also cover any additional shares of common stock which become issuable under the Incentive Stock Option Agreements by reason of any stock dividend, stock split, re-capitalization, increase provided by the Incentive Stock Option Agreements or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(3) Includes 606,500 shares of common stock issuable under the Incentive Stock Option Agreements.

(4) The Proposed Maximum Offering Price Per Share represents a weighted average of the price at which the options may be exercised under the Incentive Stock Option Agreements in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act of 1933").

(5) The Proposed Maximum Aggregate Offering Price is based on the aggregate exercise price of all options for all shares of Common Stock to be registered. The Proposed Maximum Aggregate Offering Price is calculated solely for the purposes of calculating the registration fee pursuant to Rule 457(h)(l) under Securities Act of 1933.
                           ________________
                              Copies to:
                            Michael A. Cane
                            Cane & Company
                     2300 W. Sahara Ave., Suite 500
                        Las Vegas, Nevada 89102
                             (702) 312-6255

The following prospectus is included herein pursuant to General
Instruction C to Form S-8 to be used in connection with the resale of the securities registered pursuant to this Registration
Statement.

                           AIRBOMB.COM INC.

                   Suite 505 - 1155 Robson Street,
              Vancouver, British Columbia, Canada V6E 1B5;

                      Telephone: (604) 689-1659

                           606,500 Shares

                          AIRBOMB.COM INC.

                            COMMON STOCK

These shares of common stock are being offered by the selling stockholders identified in this prospectus. Airbomb.com Inc. ("Airbomb.com" or "Airbomb") issued the incentive stock options to the selling stockholders in connection with compensation and benefit arrangements.

The selling stockholders may offer their shares of common stock through public or private transactions, in the over-the-counter markets, on any exchanges on which our common stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The shares may be sold directly or through agents or broker-dealers acting as principal or agent, or in block trades or through one or more underwriters on a firm commitment or best efforts basis. The selling stockholders may engage underwriters, brokers, dealers or agents, who may receive commissions or discounts from the selling stockholders. We will pay substantially all of the expenses incident to the registration of the shares, except for sales commissions and other seller's compensation applicable to sales of the shares.

The selling stockholders and any underwriters, agents or broker-dealers that participate with the selling stockholders in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the common stock may be deemed to be underwriting commissions or discounts under the Securities Act.

Our common stock is presently trading on the Canadian Venture Exchange (CDNX) under the symbol "AIR." The closing price of our common stock on January 15, 2001, was US$0.14 (CAN$0.21)per share. Prior to February 22, 2000, the common stock had traded under the symbol "FED". Our common stock is also presently trading on the NASD OTC Bulletin Board system under the symbol "ABOM". The closing price of our common stock on January 12, 2001 was $0.17 per share. Although our stock is presently trading on these stock exchanges, there can be no assurance that such markets can be maintained.

Our principal executive offices are located at Suite 505 - 1155
Robson Street, Vancouver, British Columbia V6E 1B5, and our telephone number is (604) 689-1659.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE 3 FOR A DISCUSSION OF THESE RISKS.

                        ---------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                        ---------------------------------------

           The date of this prospectus is January 17, 2001


                           TABLE OF CONTENTS


                                                                 PAGE
PART I  {Prepared based upon General Instruction C
         and Part I, Form S-3}
About This Prospectus ...........................................   4
Risk Factors: Forward-Looking Statements ........................   4
Risk Factors That May Affect Results of Operations and
   Financial Condition ..........................................   5
Summary Information About Airbomb ...............................  15
Use of Proceeds .................................................  16
Determination of Offering Price .................................  16
Dilution ........................................................  16
Selling Shareholders ............................................  16
Plan of Distribution ............................................  16
Description of Securities to be Registered ......................  18
Interest of Named Experts and Counsel ...........................  18
Material Changes ................................................  19
Incorporation of Certain Information by Reference ...............  19
Disclosure of Commission Position of Indemnification for
   Securities Act Liabilities ...................................  20
Compliance with Foreign and State Securities Laws ...............  20
Legal Matters ...................................................  20
Accounting and Auditing Matters .................................  20
Where You Can Find More Information .............................  20



       ---------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


ABOUT THIS PROSPECTUS

Unless the context otherwise requires, the terms "we," "our,"
"us," "the
company" and "Airbomb" refer to AIRBOMB.COM INC., a Delaware corporation.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

RISK FACTORS: FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference into this prospectus as well as in any accompanying prospectus. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," estimates" or similar expressions. These statements are based on beliefs and assumptions of our management and on information currently available to our management.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

     - the level of expected net losses in our business;

     - fluctuations in our quarterly operating results;

     - the continuing demand and acceptance of our bicycles and sunglasses;

     - our ability to properly gauge U.S. and Canadian markets and set product prices at appropriate levels;

     - customer response to our new products;

     - our ability to develop Internet solutions and enter into further strategic relationships;

     - the continued development of the Internet;

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     - potential security breaches and viruses experienced by our systems;

     - our inability to manage our growth;

     - our ability to attract and retain qualified personnel;

     - potential misappropriations of our technology;

     - rapid technological changes in our industry;

     - adverse changes in governmental regulations;

     - high levels of competition in our markets;

     - our ability to obtain additional financing as needed.

We believe these forward-looking statements are reasonable;
however, you should not unduly rely on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

RISK FACTORS THAT MAY AFFECT RESULTS OF OPERATIONS AND FINANCIAL CONDITION

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The risks and uncertainties described below are not the only ones facing Airbomb. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Due to any of these risks you may lose all or part of your investment.


Because we have only recently commenced business operations, we face a high risk of business failure.

Airbomb entered the sporting goods business in late 1997. We have only a limited operating history on which you can base an evaluation of our business and prospects. As an online commerce company still relatively early in our development, we face substantial risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, we must do the following:

- maintain and increase our number of retail consumer visitors as well as business-to-business ("B2B") users, products listed on our website service and completed sales;

-     expand into new markets;

- maintain and grow our website and customer support operations at a reasonable cost;

-     maintain and enhance our "Airbomb" and "Sunbomb" brands;

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

- continue to develop and upgrade our technology and information processing systems;

- continue to enhance our service to meet the changing requirements of our users;

-     provide superior customer service;

-     respond to competitive developments;

-     attract, integrate, retain and motivate qualified personnel;
      and

- develop and implement tools for generating revenue and making our website a profit center.

We may be unable to accomplish one or more of these goals, which could cause our business to suffer.


Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.

We had net losses of $230,397 for the three months ended September 30, 2000. We expect additional costs to be incurred relative to being a public company as well the expansion of business operations.
Such costs continue to adversely impact our cash flow. We also expect to incur increased marketing and sales expenses in connection with offering our products and Internet solutions. As a result, based on current estimates, we expect to continue to incur net losses for the foreseeable future.

Our operating results will be influenced by such factors as:

- our success in appropriately pricing bicycle components and sunglasses based upon market conditions;

- the rate at which our existing customers take advantage of the Tell-A-Friend referral program;

- our delivery of Internet solutions and the rate of adoption of our products and services by new and existing customers;

- changes in customer purchasing patterns;

- competition;

- the length of sales cycles; and

- the levels of advertising and promotional expenditures.

- manage the costs of our business, including the costs associated with maintaining and developing our website, customer support and international and product expansion; and

- increase our brand name awareness.

We are investing heavily in marketing and promotion, customer support, further development of our website, technology and operating infrastructure development. The costs of these investments have dramatically impacted our financial statements and are expected to remain significant into the future. In addition, we have significant ongoing commitments in some of these areas. As a result, we may be unable to adjust our spending to any material extent.

We are spending in advance of anticipated growth. In view of the rapidly evolving nature of our business and our limited operating history, we believe that period-to-period comparisons of our operating results are not necessarily meaningful. You should not rely upon our historical results as indications of our future performance.


Unless we obtain additional financing it is likely that our business will fail.

We had cash in the amount of $55,902 at September 30, 2000. We currently generate insufficient revenue to cover our non-direct costs. Our business plan calls for significant expenses in connection with the development of our website and related marketing expenses. We will require additional financing in order to implement our full business plan and to sustain our business operations. Airbomb has not yet been successful in establishing profitable operations. Airbomb will not be able to expand its operations as planned without obtaining additional financing in the near future. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. There can be no assurance that additional financing, when necessary, will be available to Airbomb on acceptable terms, or at all.

Our failure to manage growth could harm us.

We currently are experiencing a period of expansion in our business, and we anticipate that further expansion will be required to address potential growth in our customer base and number of listings, and our expansion into new geographic areas, types of goods and alternative methods of sale. This expansion has placed, and we expect it will continue to place, a significant strain on our management, operational and financial resources. The areas that are put under strain by our growth include the following:


- The Website. We must constantly add new hardware, update software and add new engineering personnel to accommodate the increased use of our website and the new products and features we are regularly introducing. If we are unable to increase the capacity of our systems at least as fast as the growth in demand for this capacity, our website may become unstable and may cease to operate for periods of time. We may experience periodic unscheduled downtime. Unscheduled downtime would harm our business and also could anger users of our website and reduce use.

- Customer Support. We must expand our customer support operations to accommodate the increased number of users and transactions on our website. If we are unable to hire and successfully train sufficient employees or contractors in this area, users of our website may have negative experiences, and current and future use of our website could suffer.

The inability to expand our systems may limit our growth and potential for profitability which would cause our business to fail.

The satisfactory performance, reliability and availability of our website, processing systems and network infrastructure are critical to our reputation. We need to expand and upgrade our technology, transaction processing systems and network infrastructure both to meet increased traffic on our site and to implement new features and functions. We may be unable to accurately project the rate or timing of increases, if any, in the use of our service or to expand and upgrade our systems and infrastructure to accommodate any increases in a timely fashion.

We must continually improve our technology systems in order to accommodate the level of use of our website. In addition, we may add new features and functionality to our services that would result in the need to develop or license additional technologies. Our inability to add additional software and hardware or to upgrade our technology, transaction processing systems or network infrastructure to accommodate increased traffic or transaction volume could have adverse consequences. These consequences include unanticipated system disruptions, slower response times, degradation in levels of customer support, impaired quality of the users' experience of our service and delays in reporting accurate financial information. Our failure to provide new features or functionality also could result in these consequences. We may be unable to effectively upgrade and expand our systems in a timely manner or to integrate smoothly any newly developed or purchased technologies with our existing systems. These difficulties could harm or limit our ability to expand our business.


Because we are an Internet business we can be subject to system failures which would harm our business.

Not unlike other competitors, we may experience system failures from time to time. Service to our website could be interrupted for extended periods of time. In addition to placing increased burdens on our engineering staff, such outages could create a flood of user questions and complaints that need to be responded to by our customer support personnel. Any unscheduled interruption in our service may cause some users to switch to our competitors. If we experience frequent or persistent system failures, our reputation and brand could be permanently harmed.

Our systems and operations are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures and similar events. They are also subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. We do not maintain fully redundant systems or alternative providers of hosting services, and we do not carry business interruption insurance sufficient to compensate us for losses that may occur. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our facility could result in interruptions in our service.


Unauthorized break-ins or other assaults on our service could harm our business.

Our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to complete customer transactions. In addition, unauthorized

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persons may improperly access our data. Attacks that result in a denial of online service to our customers could adversely affect our business. Actions of this sort may be very expensive to remedy and could damage our reputation and discourage new and existing users from using our service.

The success of our on-line product deployment strategy and Internet solutions depends on the confidence of our customers in our ability to securely transmit confidential information. Our security measures may not prevent security breaches. Our failure to prevent security breaches could harm our business. Our B2B product offerings and Internet solutions will rely on encryption, authentication and other security technology licensed from third parties to achieve secure transmission of confidential information. We may not be able to stop unauthorized attempts to gain access to or disrupt the transmission of communications by our customers. Anyone who is able to circumvent our security measures could misappropriate confidential user information or interrupt our, or our B2B customers', operations.

We intend to rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. A number of other websites have reported breaches of their security. In the future, we may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Security breaches could expose us to a risk of loss or litigation and possible liability.


New and existing government regulations could harm our business.

We are subject to the same federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at the state and federal levels both in the U.S. and abroad and it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security.

Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Those laws that do reference the Internet, such as the Digital Millennium Copyright Act, have not yet been interpreted to a significant degree by the courts and their applicability and reach are therefore uncertain.

Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also has recently settled several proceedings regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way we do business or could create uncertainty in the marketplace. This could reduce demand for our services, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm our business. In addition, because our services are accessible worldwide, and we facilitate sales of goods to users worldwide, foreign jurisdictions may claim that we are required to comply with their laws. For example, a French court has recently ruled that a U.S. website must comply with French laws regarding content. In the event we expand our operations to include international activities, we will become obligated to comply with the laws of the countries in which we may operate. Laws regulating Internet companies outside of the United States may be less favorable then those in the United States, giving greater rights to consumers, content owners and users. Should we operate in multiple jurisdictions, compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the United States.


Our business may be subject to sales and other taxes which would make it more difficult to become profitable.

We do not collect sales or other similar taxes on goods sold by users through our service. One or more states may seek to impose sales tax collection obligations on companies such as ours that engage in or facilitate online commerce. Several proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities. In 1998, the U.S. federal government enacted legislation prohibiting states or other local authorities from imposing new taxes on Internet commerce for a period of three years. This tax moratorium will last only for a limited period and does not prohibit states or the Internal Revenue Service from collecting taxes on our income, if any, or from collecting taxes that are due under existing tax rules. A successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system would harm our business.


We are dependent on the continued growth of online commerce without which it is likely that our business will fail.

The business of selling goods over the Internet is new and dynamic. Our future success will be substantially dependent upon the widespread acceptance of the Internet and online services as a medium for commerce by consumers. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon. This acceptance and use may not continue. Even if the Internet continues to be accepted, concerns about fraud, privacy and other problems may mean that a sufficiently broad base of consumers will not adopt the Internet as a medium of commerce. Market acceptance for recently introduced services and products over the Internet is highly uncertain, and there are few proven services and products. In order to expand our user base, we must appeal to and acquire consumers who historically have used traditional means of commerce to purchase goods.


We may be unable to compete successfully against current and future competitors in which event investors may lose their investment.

The online commerce market is new, rapidly evolving and intensely competitive. There are no substantial barriers to entry, and Airbomb expects that competition will continue to intensify. Increased competition may result in loss of market share and diminished value of our brand. In order to respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions that could harm our business.

Currently, competitors can launch new web sites at a relatively low cost. Airbomb anticipates competition on two fronts -- from e-commerce businesses and from traditional sports equipment and general retailers. Increased competition could require Airbomb to respond to competitive pressures by establishing pricing, marketing and other programs, or seeking out additional strategic alliances or acquisitions, any of which could have a material adverse effect on the business, prospects, financial condition and results of operations of Airbomb.

Airbomb believes that the principal competitive factors in its market are brand recognition, focused niche markets, selection, reliability of delivery and payment; customer service, variety of value-added services, website convenience and accessibility, site content fulfillment, reliable quality of search tools, price, and technical expertise. Some potential competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing and other resources than Airbomb.

In addition, online retailers may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established companies as use of the Internet and other online services increases. Increased competition may result in reduced operating margins, loss of market share, and a diminished brand franchise, any of which would have a material adverse effect on Airbomb. Moreover, companies that control access to transactions through network access or web browsers currently promote competitors of Airbomb. They are likely to continue to promote such competitors, and may charge us substantial fees for inclusion. There is no assurance that Airbomb will be able to compete successfully.

For our business to succeed we must form additional strategic partnerships.

To be successful, Airbomb plans to continue entering into strategic partnerships with other local, national and international businesses to help in a focused marketing effort and to provide operational support. Airbomb cannot guarantee that it will be able to find strategic partners who will be available and who are suitable for Airbomb's needs, or if enough strategic partners can be found to market Airbomb's products and support its operations.


Because of our dependence upon third parties, our business will fail if these third parties are not successful in their efforts in our behalf.

Airbomb is in an early stage of development and has yet to establish complete internal management, personnel and other resources. Airbomb depends substantially upon third parties for several critical elements of its business including, among others, promotion and marketing, technology and infrastructure development, and distribution activities. Although Airbomb is developing internal sales personnel, Airbomb expects that it will be dependent upon third-party sales efforts for the foreseeable future. There is no assurance that Airbomb's representatives will achieve Airbomb's sales objectives.

Our business is dependent on the development and maintenance of the Internet infrastructure.

The success of our service will depend largely on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products such as high-speed modems, for providing reliable Internet access and services. Because global commerce and the online exchange of information is new and evolving, we cannot predict whether the Internet will prove to be a viable commercial marketplace in the long term. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. If the Internet continues to experience increased numbers of users, increased frequency of use or increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, the performance of the Internet may be harmed by increased users or bandwidth requirements.

The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the level of traffic and the processing transactions on our service. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity or due to increased governmental regulation. The infrastructure and complementary products or services necessary to make the Internet a viable commercial marketplace for the long term may not be developed successfully or in a timely manner. Even if these products or services are developed, the Internet may not become a viable commercial marketplace for services such as those that we offer.


We must keep pace with rapid technological change to remain competitive and become profitable.

The market in which we compete is characterized by rapidly changing technology, evolving industry standards, frequent new service and product introductions and enhancements and changing customer demands. These market characteristics are worsened by the emerging and changing nature of the Internet. Our future success therefore will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to continually improve the performance, features and reliability of our service. Our failure to adapt to such changes would harm our business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our services or infrastructure.


If we lose our internet domain names, we may lose significant good will developed in our business, making it more difficult to succees.

Airbomb currently holds the website domain name relating to our brand. Airbomb is the owner of the web site domain names
HTTP://WWW.AIRBOMB.COM and

HTTP://WWW.SUNBOMB.COM and maintenance
fees for the domain names have been paid and are up to date. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. As a result, Airbomb may be unable to acquire or maintain relevant domain names in the countries in which it conducts, or plans to conduct, business. Furthermore, the relationship between regulations governing domains names and laws protecting trademarks and similar proprietor rights is unclear. Therefore, Airbomb may be unable to preserve third parties from acquiring domain names that are similar to, infringe upon, dilute or otherwise decrease the value of its trademarks and other proprietary rights.


We may be unable to protect our own intellectual property rights adequately.

Airbomb will rely on a combination of common law, copyright and trademark law, and nondisclosure agreements to establish and protect its proprietary rights in its products and the content of its web sites. Others, however, might successfully challenge these protections.

Airbomb has applied for trademark protection in Canada for the brand name "Airbomb", and anticipates filing for trademark protection in the United States for the same brand name. Effective copyright, service mark, trademark, etc. protection is very expensive to maintain, and protection may not be available in every country in which our services are made available online. We may not be successful in protecting our intellectual property rights adequately.

Airbomb may file applications for trademark protection of other intellectual property. No assurance can be given that such trademark applications will be accepted for registration. Given the growth of business being conducted on the Internet, electronic commerce and the use of domain names, there can be no assurance that Airbomb will be able to continue to use its current trade name, domain name and Internet and business identification. Such changes could result in confusion to potential customers and negatively affect Airbomb's business.

     We cannot guarantee that the legal protections that we rely on will be adequate to prevent misappropriation of our on-line product deployment strategy and technology. Further, these protections do not prevent independent third-party development of competitive products or services. Unauthorized parties may attempt to copy or otherwise obtain and use our methodology or technology. Monitoring use of our intellectual property is difficult, and we cannot assure you that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and Canada.


Intellectual property infringement claims against us could be costly to defend and could divert management's attention away from our business making it difficult to succeed.

     As the number of software products in our target markets increases and as the functionality of these products overlaps, we may become increasingly subject to the threat of infringement claims. We cannot guarantee you that third parties will not assert infringement claims against us in the future. Any infringement claims alleged against us, even if without merit, could be time-consuming and expensive to defend. Any infringement claims may divert management's attention and resources and could also cause delays in the delivery of our applications to our customers. Settlement of any infringement claims could require us to enter into costly royalty or licensing agreements. If a claim of product infringement against us was successful and we were unable to license the infringing or similar technology, our business, financial condition and results of operations could be harmed.

We also anticipate that, not unlike our competitors, third parties may claim in the future that we have infringed their past, current or future technologies. The possibility exists that Airbomb could be found to infringe on patents, service marks, trademarks or copyrights held by others. Airbomb's use of trademarks, service marks, trade names, slogans, phrases and other expressions in the course of its business may be the subject of dispute and possible litigation. We expect that participants in our markets increasingly will be subject to infringement claims as the number of services and competitors in our industry segment grows. Any claim like this, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements. These royalty or licensing agreements might not be available on acceptable terms or at all. As a result, any claim like this could harm our business.


Our senior management has limited experience in electronic commerce and our business may fail if we cannot attract and keep key personnel.

The success of Airbomb initially will be largely dependent upon the personal efforts of a few key personnel. Such individuals have limited history of experience in electronic commerce. We believe our future success depends largely on our ability to attract and retain highly skilled technical, managerial and marketing personnel to develop our products and services. Individuals with the information technology skills we need to further develop our products and services are in short supply and competition for qualified personnel is particularly intense. We may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we currently expect. There can be no assurance we will succeed in attracting and retaining the personnel we need to continue to grow and to implement our business strategy.


Our limited public market for stock, stock price volatility, lack of liquidity of investment, and future sales of shares could affect stock price and cause investors to lose their investments.

Airbomb is a public company currently trading on the Canadian Venture Exchange (CDNX Symbol: AIR) and the NASD OTC Bulletin Board (Symbol: ABOM). The stock is not heavily traded. Any significant sales or purchases of stock may have a material effect upon the trading price for the stock and cause significant volatility in the trading price of the stock. At any particular time, shareholders may find it difficult or may be unable to liquidate an investment in Airbomb's stock. Although Airbomb qualifies for the trading of its stock through the Canadian Venture Exchange and the NASD OTC Bulletin Board system, there can be no assurance that such markets can be maintained. Purchasers of Airbomb's stock should be aware that they will be required to bear the financial risks of their investment for an indefinite period of time. The market price for our common stock could fall dramatically if our stockholders sell large amounts of our common stock in any public market. These sales, or the possibility that these sales may occur could make it more difficult for us to sell equity or equity-related securities in the future.

Our issuance of stock options and warrants can dilute the investments of stockholders causing them to lose the value of their investments.

In order to attract and retain skilled and dedicated personnel, directors and consultants, and to obtain the services and support of other third parties, it is anticipated that Airbomb will need to grant stock options. Airbomb has options and warrants for the acquisition of over five million shares of its common stock as of December 31, 2000. Airbomb anticipates that it will continue the issuance of stock options. It is possible that stock bonuses and/or other stock acquisition or stock appreciation rights could also be granted. The dilutions that will occur as a result of the granting of such options, bonuses and/or other rights may be substantial.


If conflicts of interest are not resolved favorably to Airbomb our business may fail.

Certain directors and officers of the Issuer are also directors and/or officers of other companies whose principal business is similar to that of the Issuer. It is possible, therefore, that a conflict may arise between their duties as directors or officers of Airbomb and their duties as directors or officers of such other companies. All such conflicts will be disclosed by them in accordance with applicable law, and they will govern themselves in respect thereof to the best of their abilities in accordance with the obligations imposed upon them by law.

Risk Factors (Continued): RATIO OF EARNINGS TO FIXED CHARGES
     Not applicable.

SUMMARY INFORMATION ABOUT AIRBOMB.COM INC.

Airbomb markets products, primarily bicycles and sports related equipment acquired from a variety of suppliers at discount prices. Airbomb also distributes its own "Airbomb" line of sports products, which are products acquired at significant discounts from established manufacturers and labeled with Airbomb's "Airbomb" private label or co-branded. In addition, Airbomb has commenced Internet sales of premium sunglasses through its www.airbomb.com web site, and has opened a second related e-commerce store at www.sunbomb.com exclusively devoted to the sale of these products. Airbomb has also opened a secure, password-operated web site for business-to-business ("B2B") e-commerce, catering to sporting goods retailers and other e-commerce sites.

Through its subsidiary, Sports Link Direct Marketing Ltd., Airbomb operates as a distributor of products, either as components or value-added components after assembly. For example, Airbomb assembles bicycle wheels and markets them as "Airbomb" wheels. Where applicable, on-line buyers are linked directly to the supplier's web site for product review and then asked to place an order with Airbomb. The primary difference between Airbomb and a traditional retailer or distributor is that Airbomb's sales are all Internet generated. Airbomb ships orders to its U.S. customers from its Point Roberts, Washington premises, and to its Canadian customers from its Delta, British Columbia location. Shipments are generally made daily on a twenty-four hour turnaround basis.

Our principal executive offices are located at Suite 505 - 1155 Robson Street, Vancouver, British Columbia V6E 1B5, and our telephone number is (604) 689-1659 or 1-800-639-0544.Airbomb's operations are conducted from three locations, one in Canada and two in the United States. In Canada, its operations are located at 11 - 1835 56th Street, Delta, British Columbia V4L 1R3, and in the United States, at 145 Tyee Drive, Point Roberts, Washington 98281, and at 1347 Gulf Road, Point Roberts, Washington, 98281.

ITEM 4. USE OF PROCEEDS

The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the shares from the selling stockholders.

ITEM 5. DETERMINATION OF OFFERING PRICE

For a complete discussion of the determination of offering price, please refer to Item 8 - Plan of Distribution.

ITEM 6. DILUTION
     Not Applicable.

ITEM 7. SELLING SECURITY HOLDERS

                                  Total Shares                Percent
                                  Offered For   Total Shares  Owned Upon
                   Shares Owned   Selling       Owned Upon    Completion
Name of Selling    Prior To This  Shareholders  Completion Of Of This
Stockholder        Offering (1)   Account       Offering(2)   Offering (3)
--------------------------------------------------------------------------
Dennis Higgs(4)    1,782,425      125,000       1,657,425        14.1%
John McCutcheon(4)    40,000       40,000               0     below 1%
Cecil Spearman(4)     15,000       10,000           5,000     below 1%
David Houston(4)   1,581,761      256,500       1,325,261        11.3%
Ronald Erickson(4)   100,000      100,000               0     below 1%
David Grossman(5)     75,000       75,000               0     below 1%

(1) Includes common shares that may be purchased pursuant to options and warrants held by the applicable individual, either directly or beneficially, and common shares which are held either directly or beneficially.
(2) The numbers in this column assume that all of the common shares registered hereby are in fact sold by the holder thereof.
(3) Percentage based upon 11,143,462 common shares issued and outstanding as of September 30, 2000, and does not account for the exercise of options or warrants except for those options, which could result in the issuance of 606,500 common shares registered in this registration statement.
(4)   Each of these persons is a director of Airbomb.
(5)   This person is the chief financial officer of Airbomb.


ITEM 8. PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the selling stockholders of shares of common stock received by them pursuant to the exercise of stock options granted to selling stockholders pursuant to employee compensation and benefit arrangements. We have registered the shares of common stock for resale, but registration of these shares does not necessarily mean that the selling stockholders will offer or sell the shares received upon the exercise of the stock options.

OFFER AND SALE OF SHARES. The selling shareholders may from time to time sell all or a portion of their shares in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers.
The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its
account pursuant  to  this   Prospectus; (c)  ordinary brokerage
transactions and transactions in which the broker solicits purchasers; and (d) privately selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such re-sales, may pay to or receive from the purchasers of such shares commissions as described above.

In connection with the distribution of the Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell the shares short and redeliver the shares to close out the short positions. The selling shareholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling shareholders may enter into, from time to time, other types of hedging transactions.

The selling shareholders and any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling shareholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. Subject to other regulations under the 1933 Act, the shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the Selling Shareholders will sell any or all of the shares they desire to sell.

Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market-making activities with respect to the common stock of Airbomb during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the Selling Shareholders. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

We have advised the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange
Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling
Shareholders that stabilizing transactions permitted by Regulation
M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of it or as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in Airbomb or any of its parents or subsidiaries. Nor was any such person connected with Airbomb or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

John Stull, independent counsel, has provided an opinion regarding the due authorization and valid issuance of the shares of Common
Stock issuable upon exercise of the options.


ITEM 11. MATERIAL CHANGES

There are no material changes in Airbomb's affairs which have occurred since the end of March 31, 2000 fiscal year which have not been described in a report on Form 10QSB.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by Airbomb, with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

Airbomb's Form 10-SB Registration Statement, filed with the
Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), on July
31, 2000;

Airbomb's Quarterly Report on Form 10-QSB filed with the
Securities and Exchange Commission on September 7, 2000;

Airbomb's amended Quarterly Report on Form 10-QSB/A filed with the Securities and Exchange Commission on October 12, 2000;

Airbomb's Quarterly Report on Form 10-QSB filed with the
Securities and Exchange Commission on November 20, 2000;

All other reports filed by Airbomb pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the filing of Airbomb's
Form 10-SB Registration Statement referred to in (1) above and prior to the termination of this offering;

The description of Airbomb's Common Stock which is contained in the Form 10-SB Registration Statement, referred to in (1) above, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by Airbomb pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Airbomb will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus upon oral or written request at no cost. Requests should be made to David Houston, President, Suite 505-1155 Robson Street, Vancouver, British Columbia, Canada V6E 1B5; telephone; (604) 689-1659.

ITEM 13. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Airbomb's By-laws provide that Airbomb shall indemnify an officer, director, or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareholder protection.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


COMPLIANCE WITH FOREIGN AND STATE SECURITIES LAWS.

We have not registered or qualified the shares of common stock offered by this prospectus under the laws of any country, other than the United States and Canada. In certain states, the selling stockholders may not offer or sell their shares of common stock unless (1) we have registered or qualified such shares for sale in such states or (2) we have complied with an available exemption from registration or qualification. Also, in certain states, to comply with such state securities laws, the selling stockholders can offer and sell their shares of common stock only through registered or licensed brokers or dealers.

LEGAL MATTERS

The validity of the issuance of the shares of the common stock offered by this prospectus will be passed upon for us by John Stull, Attorney at Law.

ACCOUNTING AND AUDITING

The March 31, 2000 consolidated financial statements of Airbomb and its subsidiary incorporated by reference in this prospectus have been audited by Morgan & Company, independent chartered accountants, to the extent and for the period as set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, and other information with the Securities and Exchange Commission as required by issuers who have securities registered under section 12 of the Securities Exchange Act of 1934. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison

Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may call the SEC at 1-800-732-0330 for further information on the operation of such public reference rooms. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, or obtain copies of such documents from the SEC's web site at http://www.sec.gov. In the event Airbomb's obligation to file periodic reports under the Exchange Act is suspended, Airbomb reserves the right to cease filing reports.

                               PART II

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION

Information required by the SEC pursuant to Part I of the General
Instructions for Form S-8 to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION *

* Please refer to the information contained in Item 1, above.


ITEM 3. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     For a complete discussion of this item, please refer to Part
     I, Item 12.

ITEM 4. DESCRIPTION OF SECURITIES TO BE REGISTERED

     For a complete discussion of this item, please refer to Part
     I, Item 9.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     For a complete discussion of this item, please refer to Part
     I, Item 10.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The officers and directors of Airbomb are indemnified as provided by the Delaware General Corporation Law and the Bylaws of Airbomb.

     Under the DGCL, a corporation has the power to provide directors with immunity from monetary liabilities and may do so by including such language in the corporation's certificate of incorporation or bylaws. Corporations are empowered to protect directors from breach of the duty of care, but not breaches of the duty of loyalty or the duty of disclosure. Directors who are so protected are free from personal financial liability whether monetary damages arise from legal or equitable remedies. However, directors may still be subject to equitable remedies such as injunction, rescission, and corrective disclosure. Airbomb's Articles of Incorporation do not contain any such liability limiting language.

     Under Delaware law, a corporation may not provide immunity from:

(a) Any breach of a director's duty of loyalty to the corporation or its stockholders;

(b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

(c) Unlawful payment of dividends or unlawful stock purchases or redemptions; and

(d) Any transaction from which the director derives an improper personal benefit.

Airbomb's bylaws provide that directors and officers shall be indemnified by Airbomb to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with services for or on behalf of Airbomb. The bylaws also authorize Airbomb to enter into one or more agreements with any person that provide for indemnification greater or different from that provided in the bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number      Description of Document
-------     ---------------------------------------------------
4.1         Form of Incentive Stock Option Agreements
5.1         Opinion of John Stull, Attorney at Law, regarding the due
            authorization and valid issuance of the shares of Common Stock issuable upon exercise of the options with consent to use.
23.1        Consent of Morgan & Company, CAs
24.1        Power of Attorney (included on the signature page of this
            registration statement).

ITEM 9. UNDERTAKINGS

Airbomb hereby undertakes that it will:

(a) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

1) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

2) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

3) include any additional or changed material information on the plan of distribution.

Paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed under the Exchange Act.

(b) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant, Airbomb.com Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on this 10th day of January, 2001.

                           AIRBOMB.COM, INC.

                            /s/ David Houston
                        By: ____________________________
                            David Houston, President

                         POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Houston, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature                  Title                          Date

/s/ David Houston          President & Director
-----------------------    (Principal Executive Officer)  January 10, 2001
DAVID HOUSTON

/s/ John McCutcheon        Secretary & Director
-----------------------    (Principal Accounting Officer) January 10, 2001
JOHN McCUTCHEON

/s/ David Grossman         Chief Financial Officer
-----------------------    (Principal Financial Officer)  January 10, 2001
DAVID GROSSMAN

/s/ Ronald Erickson
-----------------------    Director                       January  8, 2001
RONALD ERICKSON

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